                                                                    Exhibit 10.1

                                                                  EXECUTION COPY
                                                                    LOAN #4010-7





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                            CUSTOMER CREDIT AGREEMENT

                                   dated as of

                                December 5, 2001

                                     between

                        XM SATELLITE RADIO HOLDINGS INC.

                                       and

                       BOEING CAPITAL SERVICES CORPORATION


================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I DEFINITIONS.............................................................................................1
         SECTION 1.01. DEFINED TERMS..............................................................................1
         SECTION 1.02. TERMS GENERALLY...........................................................................10
         SECTION 1.03. ACCOUNTING TERMS; GAAP....................................................................11

ARTICLE II LOAN PROVISIONS.......................................................................................11
         SECTION 2.01. THE COMMITMENT............................................................................11
         SECTION 2.02. TERMINATION AND OF THE COMMITMENT.........................................................12
         SECTION 2.03. REQUEST FOR LOAN..........................................................................12
         SECTION 2.04. RECORDS; PROMISSORY NOTES.................................................................12
         SECTION 2.05. FUNDING OF THE LOAN.......................................................................13
         SECTION 2.06. REPAYMENT OF THE LOAN.....................................................................13
         SECTION 2.07. PREPAYMENT OF THE LOAN....................................................................13
         SECTION 2.08. INTEREST..................................................................................14
         SECTION 2.09. ALTERNATE RATE OF INTEREST................................................................14
         SECTION 2.10. INCREASED COSTS...........................................................................15
         SECTION 2.11. BREAK FUNDING PAYMENTS....................................................................16
         SECTION 2.12. TAXES.....................................................................................16
         SECTION 2.13. PAYMENTS GENERALLY........................................................................17
         SECTION 2.14. MITIGATION OBLIGATIONS....................................................................18

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................18
         SECTION 3.01. ORGANIZATION; POWERS......................................................................18
         SECTION 3.02. AUTHORIZATION; ENFORCEABILITY.............................................................18
         SECTION 3.03. COMPLIANCE WITH LAWS AND AGREEMENTS.......................................................18
         SECTION 3.04. ERISA.....................................................................................19
         SECTION 3.05. LITIGATION AND ENVIRONMENTAL MATTERS......................................................19
         SECTION 3.06. COLLATERAL................................................................................19
         SECTION 3.07. SECURITY DOCUMENTS........................................................................19
         SECTION 3.08. TAXES.....................................................................................20
         SECTION 3.09. USE OF PROCEEDS...........................................................................20
         SECTION 3.10. SATELLITE PURCHASE AGREEMENT AND SPA ASSIGNMENT...........................................20
         SECTION 3.11. GOVERNMENTAL APPROVALS; NO CONFLICTS......................................................20

ARTICLE IV CONDITIONS............................................................................................20
         SECTION 4.01. EFFECTIVE DATE............................................................................20
         SECTION 4.02. ADDITIONAL CONDITIONS TO EFFECTIVE DATE...................................................22
         SECTION 4.03. TERMINATION OF THE COMMITMENT.............................................................23

ARTICLE V AFFIRMATIVE COVENANTS..................................................................................23
         SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION................................................23
         SECTION 5.02. NOTICES OF MATERIAL EVENTS................................................................25
         SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS............................................................25
         SECTION 5.04. BOOKS AND RECORDS; INSPECTION RIGHTS......................................................25

         SECTION 5.05. MAINTENANCE OF PROPERTIES.................................................................26
         SECTION 5.06. INSURANCE.................................................................................26
         SECTION 5.07. COMPLIANCE WITH LAWS......................................................................27
         SECTION 5.08. PAYMENT OF OBLIGATIONS....................................................................27
         SECTION 5.09. FURTHER ASSURANCES........................................................................27
         SECTION 5.10. USE OF PROCEEDS...........................................................................28

ARTICLE VI NEGATIVE COVENANTS....................................................................................28
         SECTION 6.01. FUNDAMENTAL CHANGES.......................................................................28
         SECTION 6.02. LIENS.....................................................................................28
         SECTION 6.03. AMENDMENT OF SATELLITE PURCHASE AGREEMENT; ASSIGNMENT OF SPA ASSIGNMENT...................29
         SECTION 6.04. DISPOSITION OF COLLATERAL.................................................................29
         SECTION 6.05. SUBSIDIARIES..............................................................................29

ARTICLE VII EVENTS OF DEFAULT....................................................................................29
         SECTION 7.01. EVENTS OF DEFAULT.........................................................................29

ARTICLE VIII MISCELLANEOUS.......................................................................................33
         SECTION 8.01. NOTICES...................................................................................33
         SECTION 8.02. WAIVERS; AMENDMENTS.......................................................................34
         SECTION 8.03. EXPENSES; INDEMNITY; DAMAGE WAIVER........................................................34
         SECTION 8.04. SUCCESSORS AND ASSIGNS....................................................................35
         SECTION 8.05. SURVIVAL..................................................................................37
         SECTION 8.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS..................................................37
         SECTION 8.07. SEVERABILITY..............................................................................37
         SECTION 8.08. RIGHT OF SETOFF...........................................................................37
         SECTION 8.09. GOVERNING LAW; JURISDICTION; ETC..........................................................37
         SECTION 8.10. WAIVER OF JURY TRIAL......................................................................38
         SECTION 8.11. HEADINGS..................................................................................39
         SECTION 8.12. TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.........................................39


SCHEDULE I - Litigation
SCHEDULE II - Environmental Matters
SCHEDULE III - Qualifications to Financial Statements SCHEDULE IV - Subsidiaries
EXHIBIT A - Form of Notice of Borrowing
EXHIBIT B - Form of Opinion of Special Regulatory Counsel to the Customer and XM
EXHIBIT C - Form of Opinion of Special New York and Delaware Counsel to the
Customer and XM
EXHIBIT D - Form of Security Agreement
EXHIBIT E - Form of SPA Assignment


                  This CUSTOMER CREDIT AGREEMENT dated as of December 5, 2001 (this "AGREEMENT") is entered into between XM SATELLITE RADIO HOLDINGS INC., a corporation incorporated under the laws of Delaware (the "CUSTOMER"), and BOEING CAPITAL SERVICES CORPORATION, a corporation incorporated under the laws of Delaware (together with its successors and any other Person that shall become a party hereto as a Lender pursuant to Section 8.04, the "LENDER").

                  The Customer has requested that the Lender make a loan to it in an aggregate principal amount not exceeding Thirty Five Million Dollars ($35,000,000). The Lender is prepared to make the loan upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

                  "ADJUSTED LIBOR RATE" means, for any Interest Period for any Eurodollar Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the LIBOR Rate for such Interest Period.

                  "AGREEMENT" has the meaning assigned to such term in the Preamble.

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "APPLICABLE MARGIN" means, for any day during any period set forth in the schedule below, with respect to the Loan, the applicable margin per annum set forth below under the caption "Margin":

------------------------------------------------------------ ---------------------------------------------------------
                          PERIOD                                                      MARGIN
------------------------------------------------------------ ---------------------------------------------------------
  Effective Date to second anniversary of Effective Date                               3.5%
------------------------------------------------------------ ---------------------------------------------------------
   Second anniversary of Effective Date to Maturity Date                               4.5%
------------------------------------------------------------ ---------------------------------------------------------

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BREAK FUNDING COSTS" means, with respect to the Customer's failure to pay any principal of the Loan on any date it is obligated to do so, other than on the last day of an Interest Period therefor (including as a result of an Event of Default), or to borrow, continue or prepay the Loan on the date specified in any notice delivered pursuant hereto, the compensation to be


                            Customer Credit Agreement
paid by the Customer to the Lender for the loss, cost and expense attributable to such event in accordance with Section 2.11.

                  "BUSINESS DAY" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or an Interest Period for, a Eurodollar Loan, or to a notice by the Customer with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Lender (or, for purposes of Section 2.10(b), by any lending office of the Lender or by the Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL" means the following:

                  (a) all rights, title and interest of Customer in and to the Ground Spare Satellite Bus under the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement, as assigned to the Customer in accordance with the SPA Assignment;

                  (b) all rights, title and interest of the Customer in, to and under the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement and the SPA Assignment; and

                  (c) all rights, title and interest of the Customer in and to the proceeds of insurance maintained pursuant to Section 5.06 in respect of which the Lender is required by Section 5.06(b) to be named as co-loss payee, in each case whether acquired by the Customer as of the Effective Date or at any time thereafter.

                  "COMMITMENT" means the Commitment of the Lender to make the Loan hereunder, expressed as an amount representing the maximum aggregate amount of the Loan to be made by the Lender hereunder. The amount of the Commitment is $35,000,000.


                            Customer Credit Agreement

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through the ability to exercise voting power, by contract or otherwise); PROVIDED that, in any event, any Person that, directly or indirectly, owns securities, partnership interests, membership interests or other equity interests having 50% or more of the voting power for the election of directors or other governing bodies of a Person will be deemed to control such other Person. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "CUSTOMER" has the meaning assigned to such term in the Preamble.

                  "DEFAULT" means any event or condition that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DEFAULT INTEREST PERIOD" means, during any period in which any principal of the Loan or any other amount under this Agreement is not paid when due, each successive period as the Lender shall from time to time choose; PROVIDED that (a) no such period shall exceed three months' duration and (b) the first such period shall commence as of the date on which such principal or other amount became due and each succeeding period shall commence upon the expiry of the immediately preceding period.

                  "DISCLOSED MATTERS" means the actions, suits and proceedings disclosed in Schedule I, the environmental matters disclosed in Schedule II, and the qualifications to the Customer's financial statements disclosed in Schedule III.

                  "DOLLARS" or "$" refers to lawful money of the United States of America.

                  "EFFECTIVE DATE" means the date on which the conditions specified in Section 4.01 and Section 4.02 are satisfied (or waived in accordance with Section 8.02).

                  "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise, of the Customer or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.


                            Customer Credit Agreement

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Customer, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Customer or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Customer or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Customer or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Customer or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Customer or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "EURODOLLAR", when used in reference to the Loan, refers to whether the Loan is bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

                  "EVENT OF DEFAULT" has the meaning assigned to such term in
Article VII.

                  "EXCLUDED TAXES" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Customer hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Customer is located, and (c) any Taxes that would not have been imposed but for the activities of the recipient in the jurisdiction imposing such Tax which are not related to this Agreement or any of the other Loan Documents or the transactions contemplated by the Loan Documents, including the execution and delivery of the Loan Documents and the administration of the provisions or exercise of rights and remedies under the Loan Documents.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GOVERNMENT APPROVALS" means all authorizations, consents, approvals, licenses, rulings, permits, certifications, exemptions, filings or registrations by or with a Governmental Authority required by applicable requirements of law to be obtained or held by the Customer or an Affiliate thereof in connection with (a) the due execution, delivery and performance by the


                            Customer Credit Agreement

Customer of its obligations, and the exercise of its rights under this Agreement, the Security Documents, the SPA Assignment and any other agreement entered into from time to time relating to the Satellite and (b) the grant of Liens created by the Security Documents and the validity, enforceability and perfection thereof and the exercise by the Lender of its rights and remedies thereunder.

                  "GOVERNMENTAL AUTHORITY" means any international body or any nation or government, any state of political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital or otherwise, by any of the foregoing.

                  "GROUND SPARE SATELLITE BUS" means the Satellite, except for the Ground Spare Satellite Payload.

                  "GROUND SPARE SATELLITE BUS PROVISIONS OF THE SATELLITE PURCHASE AGREEMENT" means all of the provisions of the Satellite Purchase Agreement which pertain to the purchase and sale of the Ground Spare Satellite Bus and which have been assigned to the Customer from XM pursuant to and in accordance with the terms of the SPA Assignment.

                  "GROUND SPARE SATELLITE PAYLOAD" means the following components of the Satellite: (i) all hardware above the four-point interface above the bus module; and (ii) all antenna structures, deployment mechanisms and reflectors.

                  "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.


                            Customer Credit Agreement

                  "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "HOLDINGS INDENTURE" means the indenture dated March 6, 2001, relating to the 7.75% convertible subordinated notes issued by the Customer.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

                  "INDEMNITEE" has the meaning assigned to such term in
Section 8.03(b).

                  "INFORMATION" has the meaning assigned to such term in
Section 8.12(b).

                  "INSURED PARTIES" means the Customer, the Lender and such other Persons providing finance to the Customer as the Customer may designate.

                  "INTEREST PAYMENT DATE" means (a) with respect to the Loan, the last day of each Interest Period therefor, and (b) the Maturity Date.

                  "INTEREST PERIOD" means the period commencing on the date of the Loan and ending on the numerically corresponding day in the calendar month that is three months thereafter, and each three month period thereafter; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest


                            Customer Credit Agreement

Period and (iii) if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date.

                  "LENDER" has the meaning assigned to such term in the Preamble.

                  "LIBOR RATE" means, for any Interest Period for any Eurodollar Loan, the rate appearing on Page 3750 of the Telerate News Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be selected by the Lender with the Customer's approval (which approval shall not be unreasonably withheld or delayed).

                  "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LOAN DOCUMENTS" means, collectively, this Agreement and the Security Documents.

                  "LOAN" means the loan made by the Lender to the Customer pursuant to this Agreement.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of XM, the Customer and their Subsidiaries taken as a whole, (b) the ability of XM or the Customer to perform any of its respective obligations under this Agreement or any of the other Loan Documents to which they are party, (c) the value of the Collateral or the validity, enforceability or priority of the Liens contemplated under the Security Documents, or (d) the ability of the Lender to exercise any of its rights and/or remedies available under this Agreement or any of the other Loan Documents.

                  "MATERIAL INDEBTEDNESS" means Indebtedness (other than the
Loan), of the Customer or XM or obligations under one or more Hedging Agreements in each case in an aggregate principal amount exceeding $5,000,000 and includes, without limitation, the Holdings Indenture and the XM Indenture. For purposes of determining Material Indebtedness, the "PRINCIPAL AMOUNT" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.


                            Customer Credit Agreement

                  "MATURITY DATE" means the earliest to occur of (a) the fifth anniversary of the Effective Date, (b) the Deferred Payment Date under the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement, and
(c) five (5) Business Days prior to the date on which the Customer proposes to have the Satellite shipped to the Sea Launch launch processing facility pursuant to Article 8.2(h) of the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement.

                  "MINIMUM INSURANCE THRESHOLD" means, with respect to the insurance required to be procured and maintained under Section 5.06(a) of this Agreement, an amount equal to at least the aggregate principal amount of the Loan, together with any accrued and unpaid interest, fees and other amounts that the Customer is obligated to pay in accordance with the terms of this Agreement.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NEGOTIATION PERIOD" has the meaning assigned to such term in
Section 2.09(a).

                  "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT A.

                  "PARTICIPANT" has the meaning assigned to such term in
Section 8.04(c).

                  "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "PERMITTED LIENS" means:

                  (a)  Liens created pursuant to the terms of the Loan
         Documents;

                  (b) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.08;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.08;

                  (d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;


                            Customer Credit Agreement

                  (e) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, letters of credit, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Customer or any Subsidiary; and

                  (g) Liens imposed pursuant to Article 5.7 of the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement;

PROVIDED that the term "Permitted Lien" shall not include any Lien securing Indebtedness.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Customer or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "POST-DEFAULT RATE" has the meaning assigned to such term in
Section 2.08(b).

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "RESPONSIBLE OFFICER" means, as to the Customer, the secretary, the assistant secretary, the chief financial officer, the general counsel or such other Person designated by the foregoing.

                  "SATELLITE" means the Ground Spare Satellite, as such term is defined in the Satellite Purchase Agreement.

                  "SATELLITE MANUFACTURER" means Boeing Satellite Systems International.

                  "SATELLITE PURCHASE AGREEMENT" means the Third Amended and Restated Satellite Purchase Agreement dated May 15, 2001 between XM and the Satellite Manufacturer for the manufacture of three Boeing Satellite Systems 702 satellites designated XM3, including the Satellite.

                  "SECURITY AGREEMENT" means a Security Agreement between the Customer and the Lender dated as of December 5, 2001, substantially in the form attached hereto as EXHIBIT D.


                            Customer Credit Agreement

                  "SECURITY DOCUMENTS" means, collectively, the Security Agreement and all Uniform Commercial Code financing statements or comparable instruments as may be required or desirable pursuant to the terms of applicable law, required by the Security Agreement to be filed with respect to the security interests in personal property and fixtures created pursuant to the Security Agreement and such other agreements and documents as shall be necessary to provide the Lender with valid, enforceable and perfected first priority security interests in the Collateral.

                  "SPA ASSIGNMENT" means the Assignment Agreement between the Customer and XM dated as of December 5, 2001, substantially in the form attached hereto as EXHIBIT E.

                  "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Customer.

                  "SUBSTITUTE BASIS" has the meaning given to such term in
Section 2.09(a).

                  "SUPPLEMENTAL INDENTURE" means the supplemental indenture dated as of December 5, 2001 amending the terms of the XM Indenture.

                  "TAXES" means any and all present or future taxes, fees, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TRANSACTIONS" means the execution, delivery and performance by the Customer and XM of this Agreement and the other Loan Documents to which they are a party, the borrowing of the Loan and the use of the proceeds thereof.

                  "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "XM" means XM Satellite Radio Inc., a Delaware corporation.

                  "XM INDENTURE" means the indenture dated as of March 15, 2000 relating to the 14% senior secured notes due 2010 issued by XM.

        SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".


                            Customer Credit Agreement

The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

        SECTION 1.03. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Customer notifies the Lender that the Customer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Customer that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                 LOAN PROVISIONS

        SECTION 2.01. THE COMMITMENT.

                  (a) THE LOAN. The Lender agrees, subject to the terms hereof, and satisfaction of the conditions precedent contained in Sections 4.01 and 4.02, to make the Loan to the Customer on the date specified in a Notice of Borrowing delivered pursuant to Section 2.03 in an aggregate principal amount equal to the Commitment. Amounts prepaid or repaid in respect of the Loan may not be reborrowed.

                  (b) BORROWING. The Customer shall give the Lender notice of the borrowing hereunder as provided in Section 2.03 by delivering a Notice of Borrowing; PROVIDED that such borrowing shall be made on a single date and in the amount not exceeding the Commitment.

                  (c) PURPOSE. The Customer shall, subject to the terms and conditions hereof, use the Loan solely to pay amounts owed to XM pursuant to the SPA Assignment or arising as a result of the rights, duties and obligations of the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement assumed from XM under the terms of the SPA Assignment.


                            Customer Credit Agreement

                  (d) SECURITY. All obligations of the Customer under this Agreement shall be secured by the Collateral as set forth in the Security Documents from and after the date of execution thereof, as provided below, subject to the condition that if the Loan to be so secured shall be repaid in full, the Lender shall release the Collateral from the security interest created therein. The Customer shall enter into, or shall cause XM to enter into, as the case may be, on or before the Effective Date:

                  (i) the SPA Assignment, providing for a partial assignment of the Satellite Purchase Agreement from XM to the Customer such that all rights of XM relating to the purchase and sale of the Ground Spare Satellite Bus under the Satellite Purchase Agreement shall have been assigned to the Customer; and

                  (ii) the Security Documents, including the Security Agreement, granting to the Lender a valid Lien in or on all Collateral, which Lien shall be subject to no prior Liens, shall be perfected at all times on and after the Effective Date and shall be otherwise in accordance with the terms hereof, and as a condition to the Effective Date the Lender shall be satisfied by receipt of legal opinions or other evidence that such grant is not void or subject to avoidance if the Customer becomes the subject of an insolvency proceeding.

        SECTION 2.02. TERMINATION AND OF THE COMMITMENT.

                  (a) SCHEDULED TERMINATION. Unless previously terminated, the Commitment shall terminate upon disbursement of the Loan on the date specified by Customer in the Notice of Borrowing.

                  (b) EFFECT OF TERMINATION. The termination of the Commitment shall be permanent.

        SECTION 2.03. REQUEST FOR LOAN. To request the Loan, the Customer shall notify the Lender of such request by delivery of a Notice of Borrowing in a form reasonably acceptable to the Lender and signed by the Customer not later than 11:00 a.m. New York City time, three (3) Business Days before the date of the proposed Loan.

        SECTION 2.04. RECORDS; PROMISSORY NOTES.

                  (a) MANNER OF PAYMENT. Any prepayment or repayment of the Loan shall be applied in the order of the remaining duration of its Interest Periods (the portion of the Loan with the shortest remaining Interest Period to be repaid first).

                  (b) MAINTENANCE OF RECORDS BY THE LENDER. The Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Customer to the Lender resulting from the Loan in which it shall record (i) the amount of any principal or interest due and payable or to become due and payable from the Customer hereunder and (ii) the amount of any sum received by the Lender hereunder.

                  (c) EFFECT OF ENTRIES. The entries made in the records maintained pursuant to paragraph (b) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the


                            Customer Credit Agreement
obligations recorded therein; PROVIDED that the failure of the Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Customer to repay the Loan in accordance with the terms of this Agreement.

                  (d) PROMISSORY NOTES. The Lender may request that the Loan be evidenced by a promissory note. In such event, the Customer shall prepare, execute and deliver to the Lender a promissory note payable to the Lender and in a form approved by the Lender. Thereafter, the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by a promissory note in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

        SECTION 2.05. FUNDING OF THE LOAN. The Lender will make the Loan available to the Customer on the proposed date thereof by wire transfer of immediately available funds to the account of the Customer designated by it in the Notice of Borrowing PROVIDED that the conditions precedent set forth in Sections 4.01 and 4.02 have been satisfied as of the date of the proposed borrowing.

        SECTION 2.06. REPAYMENT OF THE LOAN. The Customer hereby unconditionally promises to pay to the Lender the unpaid principal amount of the Loan, together with any accrued and unpaid interest, on the Maturity Date.

        SECTION 2.07. PREPAYMENT OF THE LOAN.

                  (a) OPTIONAL PREPAYMENTS. The Customer may, upon five (5) Business Days prior written notice to the Lender prepay the Loan, in whole or in part, without premium or penalty, in amounts of at least five million Dollars ($5,000,000) or any whole number multiple of one million Dollars ($1,000,000) in excess thereof; PROVIDED that interest on the amount of such prepayment, accrued to the date of prepayment, together with any Break Funding Costs and any accrued and unpaid fees and other amounts due and payable under this Agreement shall be paid in full on the date of prepayment. The portion of the Loan prepaid in accordance with this Section 2.07(a) may not be reborrowed.

                  (b) MANDATORY PREPAYMENTS. If any of the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement are terminated for any reason, then (A) the Customer shall promptly notify the Lender of such event, and (B) the Customer shall prepay, without penalty the Loan in full, together with (i) interest thereon accrued to the date of prepayment, (ii) any applicable Break Funding Costs and (iii) any fees and other amounts due and payable under this Agreement.

                  (c) NOTICES, ETC. The Customer shall notify the Lender by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, five (5) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of the Loan or the portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Each partial prepayment of the Loan shall be in an amount that would be permitted as provided in Section 2.07(a), except as necessary to apply fully the


                            Customer Credit Agreement
required amount of a mandatory prepayment. Prepayments shall be accompanied by any applicable Break Funding Costs, unpaid fees and other amounts owing under this Agreement and accrued interest to the extent required by Section 2.08 and shall be made in the manner specified in Section 2.04(a).

        SECTION 2.08. INTEREST.

                  (a) RATE. The Loan shall bear interest during each Interest Period therefor at a rate per annum equal to the Adjusted LIBOR Rate for such Interest Period PLUS the Applicable Margin.

                  (b) DEFAULT INTEREST. Notwithstanding the foregoing, if any principal of or interest on the Loan or any fee or other amount payable by the Customer hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% PLUS the rate otherwise applicable to the Loan as provided above (the "POST-DEFAULT RATE").

                  (c) PAYMENT OF INTEREST. Accrued interest on the Loan shall be payable in arrears on each Interest Payment Date. Interest shall also be payable and on the date of any prepayment of the Loan pursuant to Section 2.07 for all or a portion of the Loan so prepaid, as the case may be, and upon payment (including prepayment in full thereof).

                  (d) COMPUTATION. All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted LIBOR Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

        SECTION 2.09. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for the Loan the Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period then the Lender shall give notice thereof to the Customer by telephone or telecopy as promptly as practicable thereafter and:

                  (a) during the fifteen (15) day period next succeeding the date of any such notice (the "NEGOTIATION PERIOD"), the Lender and the Customer will negotiate in good faith for the purpose of agreeing upon an alternative, mutually acceptable basis (the "SUBSTITUTE BASIS") for determining the rate of interest to be applicable to the Loan or amounts for such Interest Period or Default Interest Period, as the case may be;

                  (b) if at the expiry of the Negotiation Period, Lender and the Customer have agreed upon a Substitute Basis, such Substitute Basis shall be retroactive to, and take effect from, the beginning of such Interest Period or Default Interest Period, as the case may be;

                  (c) if at the expiry of the Negotiation Period, a Substitute Basis shall not have been agreed upon as aforesaid the Lender shall notify the Customer of the cost to the Lender (as determined by it in good faith) of funding and maintaining the Loan for such Interest Period or its respective amount for such Default Interest Period; and the interest payable to the Lender on


                            Customer Credit Agreement
the Loan or such amount for such Interest Period or Default Interest Period shall be a rate per annum equal to the Applicable Margin above the cost to such Lender of funding and maintaining the Loan or such amount for such Interest Period or Default Interest Period as so notified by such Lender (or, if a Default Interest Period is in effect, as to any principal of the Loan or, to the extent permitted by applicable law, other amount payable to such Lender on or in respect of the Loan, at a rate per annum equal to 2% PLUS the Applicable Margin above such cost); and

                  (d) the procedures specified in clauses (a), (b) and (c) above shall apply to each Interest Period or Default Interest Period for the Loan or such amounts succeeding the first Interest Period or Default Interest Period to which they were applied unless and until the Lender shall determine that the condition referred to in the lead-in clause of this Section 2.09 no longer exists and so notifies the Customer, whereupon interest on the Loan or such amounts shall again be determined in accordance with the provisions of Section
2.08 commencing on the first day of the Interest Period or Default Interest Period for the Loan or such amounts next succeeding the date of such notice.

        SECTION 2.10. INCREASED COSTS.

                  (a)  INCREASED COSTS GENERALLY.  If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, the Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate); or

                  (ii) impose on the Lender or the London interbank market any other condition affecting this Agreement or the Loan;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining the Loan or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Customer will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

                  (b) CAPITAL REQUIREMENTS. If the Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement or the Loan made by the Lender to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then from time to time the Customer will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

                  (c) CERTIFICATES FROM THE LENDER. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Customer and


                            Customer Credit Agreement
shall be conclusive absent manifest error. The Customer shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

                  (d) DELAY IN REQUESTS. Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation.

        SECTION 2.11. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of the Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), or (b) the failure to borrow, continue or prepay the Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Customer shall compensate the Lender for the loss, cost and expense attributable to such event. The loss to the Lender attributable to any such event shall be deemed to equal an amount determined by the Lender to be equal to the excess, if any, of (i) the amount of interest that the Lender would pay for a deposit equal to the principal amount of the Loan for the period from the date of such payment or failure to the last day of the then current Interest Period for the Loan (or, in the case of a failure to borrow or continue, the duration of the Interest Period that would have resulted from such borrowing or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBOR Rate for such Interest Period, OVER (ii) the amount of interest that the Lender would earn on such principal amount for such period if the Lender were to invest such principal amount for such period at the interest rate that would be bid by the Lender (or an affiliate of the Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Customer and shall be conclusive absent manifest error. The Customer shall pay the Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

        SECTION 2.12. TAXES.

                  (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Customer hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Customer shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Customer shall make such deductions and (iii) the Customer shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) PAYMENT OF OTHER TAXES BY THE CUSTOMER. In addition, the Customer shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) INDEMNIFICATION BY THE CUSTOMER. The Customer shall indemnify the Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender and any


                            Customer Credit Agreement
penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Customer by the Lender shall be conclusive absent manifest error.

                  (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Customer to a Governmental Authority, the Customer shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

                  (e) TAXATION OF LENDER. Notwithstanding any provision of this Agreement to the contrary, the Lender shall be either (a) a United States person under Section 7701(a)(30) of the Code for United States federal income purposes and shall deliver to the Customer, at the time or times prescribed by applicable law or reasonably requested by the Customer, a properly completed and executed Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto), or (b) entitled to an exemption from withholding tax under the laws of the United States of America, or any treaty with the United States of America, or any treaty to which the United States of America is a party, with respect to payments under any Loan Documents and shall deliver to the Customer, at the time or times prescribed by applicable law or reasonably requested by the Customer, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding.

        SECTION 2.13. PAYMENTS GENERALLY.

                  (a) PAYMENTS BY THE CUSTOMER. The Customer shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.10, 2.11 or 2.12, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender by wire transfer to:

                  Chase Manhattan Bank,
                  New York, New York
                  ABA: 021000021
                  Account Number: 910-2-604668
                  Account Name: Boeing Capital Services Corporation
                  Reference: XM Satellite Radio

or at such other location as the Lender may specify by prior written notice to the Customer, except as otherwise expressly provided in the relevant Loan Document. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or


                            Customer Credit Agreement
under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

                  (b) APPLICATION OF INSUFFICIENT PAYMENTS. If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, and (ii) second, to pay principal then due hereunder.

        SECTION 2.14. MITIGATION OBLIGATIONS. If the Lender requests compensation under Section 2.10, or if the Customer is required to pay any additional amount to the Lender or any Governmental Authority for account of the Lender pursuant to Section 2.12, then the Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.10 or 2.12, as the case may be, in the future and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Customer hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Customer represents and warrants to the Lender that:

        SECTION 3.01. ORGANIZATION; POWERS. The Customer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

        SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within the Customer's organizational powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Customer and constitutes, and each of the Security Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Customer, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        SECTION 3.03. COMPLIANCE WITH LAWS AND AGREEMENTS. The Customer is in compliance in all material respects with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property.


                            Customer Credit Agreement

        SECTION 3.04. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

        SECTION 3.05. LITIGATION AND ENVIRONMENTAL MATTERS.

                  (a) ACTIONS, SUITS AND PROCEEDINGS. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Customer, threatened against or affecting the Customer (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (b) ENVIRONMENTAL MATTERS. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Customer (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability or (iv) does not know of any basis for any Environmental Liability.

                  (c) DISCLOSED MATTERS. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

        SECTION 3.06. COLLATERAL. From and after the Effective Date, (a) the Customer shall have good, marketable and valid title in and to all of the Collateral, free and clear of any Liens other than Permitted Liens and (b) no mortgage or financing statement or other instrument or recordation covering all or any part of such Collateral shall be on file in any recording office other than any such filing in connection with the Liens created under the Security Documents or Permitted Liens.

        SECTION 3.07. SECURITY DOCUMENTS. From and after the Effective Date, the Security Documents shall create in favor of the Lender legal, valid and enforceable Liens on or in all of the Collateral. All filings, recordations, registrations and other actions requested by the Lender to perfect such Liens shall have been duly performed on or before the Effective Date and each Lien created by the Security Documents shall constitute a perfected Lien on or before the Effective Date and at all times thereafter on or in all right, title, estate and interest of the Customer in the Collateral covered thereby having the perfection and priority required by


                            Customer Credit Agreement

Section 2.01(d), and all necessary and appropriate consents to such creation and perfection of such Liens of each of the parties to the Security Documents shall have been obtained on or before the date of execution of the Security Documents and at all times thereafter.

        SECTION 3.08. TAXES. The Customer has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with GAAP or
(b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.09. USE OF PROCEEDS. The proceeds of the Loan are being used solely for the purposes set forth in Section 5.10.

        SECTION 3.10. SATELLITE PURCHASE AGREEMENT AND SPA ASSIGNMENT. As of the date hereof, each of the Satellite Purchase Agreement, the SPA Assignment and the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement is in full force and effect. Neither the Customer nor XM is in default in the performance of any covenant or obligation set out in the Satellite Purchase Agreement, the SPA Assignment or the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement, as applicable. To the best knowledge of the Customer, no other party to the Satellite Purchase Agreement, the SPA Assignment or the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement is in default in the performance of any covenant or obligation set out in any Satellite Purchase Agreement, the SPA Assignment, or the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement.

        SECTION 3.11. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents,
(b) will not violate any applicable law or regulation or the operating agreement or other organizational documents of the Customer or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Customer or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Customer.

                                   ARTICLE IV

                                   CONDITIONS

        SECTION 4.01. EFFECTIVE DATE. The obligation of the Lender to make the Loan hereunder shall not become effective until the date on which the Lender shall have received each of the following documents, each of which shall be satisfactory to the Lender in form and substance (or


                            Customer Credit Agreement
such condition shall have been waived in accordance with Section 8.02) and each of the conditions in Section 4.02 have been satisfied (or waived in accordance with Section 8.02):

                  (a) EXECUTED COUNTERPARTS. From the Customer, a counterpart of this Agreement signed on behalf of the Customer.

                  (b) SPA ASSIGNMENT AND SATELLITE PURCHASE AGREEMENT AMENDMENT. From the Customer, a duly executed version of (i) the SPA Assignment together with the written consent of any third party that is required for the effective assignment of the Satellite Purchase Agreement to the Customer, and (ii) a duly executed version of that certain amendment to the Satellite Purchase Agreement dated December 5, 2001 pertaining to, among other things, the granting by the Customer of a security interest in the Satellite in accordance with Section 2.01(d).

                  (c) SUPPLEMENTAL INDENTURE. From XM and the other parties thereto, a duly executed version of the Supplemental Indenture.

                  (d) SECURITY AGREEMENT. From the Customer, a counterpart of the Security Agreement and duly executed copies of any filings required to be made in accordance with the terms thereof or such other evidence satisfactory to the Lender that such filings shall have been duly made in the appropriate filing offices to perfect the security interests contemplated thereby in accordance with the priority contemplated in
         Section 2.01(d).

                  (e) OPINIONS OF COUNSEL. The following legal opinions, each dated the Effective Date and addressed to the Lender:

                         (i) the opinion of Shaw Pittman, special regulatory counsel to the Customer and XM substantially in the form of EXHIBIT B and covering such matters as the Lender may reasonably request; and

                         (ii) the opinion of Hogan & Hartson LLP, special New York and Delaware counsel to the Customer and XM, substantially in the form of EXHIBIT C and covering such matters as the Lender may reasonably request.

                  (f) ORGANIZATIONAL DOCUMENTS. Certified copies of (i) the certificate of incorporation and by-laws of the Customer, (ii) good standing certificates and (iii) all corporate authority for the Customer (including all necessary action of the board of directors or shareholders) with respect to the execution, delivery and performance of each Loan Document to which the Customer is intended to be a party.

                  (g) OFFICER'S CERTIFICATE. A certificate, dated the Effective Date and signed by a Responsible Officer of the Customer, confirming the following:

                         (i) that no default in the scheduled payments or other obligations under the Satellite Purchase Agreement has occurred or is continuing;

                         (ii) that no Default or Event of Default shall have occurred and be continuing;


                            Customer Credit Agreement

                         (iii) that each of the representations and warranties of the Customer set out in Article III is true and correct; and

                         (iv)     that there are no actions, suits or
                  proceedings by or before any arbitrator or Government Authority now pending against or threatened against or affecting the Customer or XM (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (h) PROCESS AGENT. A letter from CT Corporation System (or any successor thereto), confirming its acceptance as process agent in New York for the Customer and XM.

                  (i) INSURANCE. Satisfactory evidence that the Customer is in compliance with the requirements of Section 5.06.

                  (j) NOTICE OF BORROWING. From the Customer, delivery of the Notice of Borrowing.

                  (k) OTHER DOCUMENTS. Such other documents as the Lender or counsel to the Lender may reasonably request.

        SECTION 4.02. ADDITIONAL CONDITIONS TO EFFECTIVE DATE. The obligation of the Lender to make the Loan hereunder is subject to satisfaction (or waiver in accordance with Section 8.02) of the following additional conditions:

                  (a) NO MATERIAL ADVERSE CHANGE. There shall not have occurred, in the reasonable opinion of the Lender, a material adverse change in
         (a) the business, assets, operations, business, prospects, or condition (financial or otherwise) of XM, the Customer and their subsidiaries taken as a whole, (b) the ability of the Customer to perform its obligations under this Agreement or the Security Documents, (c) the value of the Collateral or the validity, enforceability or priority of the Liens contemplated under the Security Documents, or (d) the ability of the Lender to exercise any of its rights and/or remedies available under this Agreement or any of the other Loan Documents.

                  (b) PAYMENT OF CERTAIN FEES. The Customer shall have paid the Lender the second and final installment of the upfront fee described in that certain Commitment Letter dated September 25, 2001 between XM and the Lender (as assigned to the Customer) in the amount of $131,250 and the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special counsel to the Lender, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the Loan hereunder (to the extent that statements for such fees and expenses have been delivered to the Customer).


                            Customer Credit Agreement

                  (c) NO DEFAULT UNDER SATELLITE PURCHASE AGREEMENT. No default in the scheduled payments or other obligations under the Satellite Purchase Agreement has occurred or is continuing.

                  (d) NO DEFAULT OF EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

                  (e) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Customer set out in Article III is true and correct.

                  (f) NO LITIGATION. There are no actions, suits or proceedings by or before any arbitrator or Government Authority now pending against or threatened against or affecting the Customer or XM (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

        SECTION 4.03. TERMINATION OF THE COMMITMENT. The obligation of the Lender to make the Loan hereunder shall not become effective unless each of the foregoing conditions described in Sections 4.01 and 4.02 is satisfied (or waived pursuant to Section 8.02) on or prior to 3:00 p.m., New York City time, on December 5, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitment shall terminate at such time).

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until the Commitment has expired or been terminated and the principal of and interest on the Loan and all fees payable hereunder shall have been paid in full, the Customer covenants and agrees with the Lender that:

        SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Customer will furnish to the Lender:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Customer, consolidated and consolidating statements of income, retained earnings and cash flows of the Customer and its Consolidated Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Customer and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheets of the Customer, by an opinion thereon of independent certified public accountants of recognized national standing reasonably acceptable to the Lender, which opinion shall state that said consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Customer and its Consolidated Subsidiaries as at the end of, and for, such fiscal year


                            Customer Credit Agreement
         in accordance with GAAP, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a Responsible Officer of the Customer, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Customer and of each of its Consolidated Subsidiaries, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year;

                  (b) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Customer, consolidated and consolidating statements of income, retained earnings and cash flows of the Customer and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Customer and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Responsible Officer of the Customer, which certificate shall state that said financial statements present fairly the consolidated financial condition and results of operations of the Customer and its Consolidated Subsidiaries, and said consolidating financial statements present fairly in all material respects the respective individual unconsolidated financial condition and results of operations of the Customer and of each of its Consolidated Subsidiaries, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports that the Customer shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                  (d) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Responsible Officer of the Customer (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements previously delivered and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (e) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines); and

                  (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Customer, or compliance with


                            Customer Credit Agreement
         the terms of this Agreement and the other Loan Documents, as the Lender may reasonably request.

        SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Customer will furnish to the Lender prompt written notice of the following:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Customer or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, PROVIDED, HOWEVER, that with respect to the Disclosed Matters listed on SCHEDULE I, the Customer shall only be obligated to provide the Lender with developments pertaining to such proceedings to the extent it would be required to do so pursuant to
         Section 5.02(f);

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Customer in an aggregate amount exceeding $100,000;

                  (d) the assertion of any environmental matter by any Person against, or with respect to the activities of, the Customer and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect;

                  (e) any amendment of the Satellite Purchase Agreement or the SPA Assignment Agreement; and

                  (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Customer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

        SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. The Customer will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

        SECTION 5.04. BOOKS AND RECORDS; INSPECTION RIGHTS. The Customer will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Customer will permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Without limiting the generality of the foregoing sentence,


                            Customer Credit Agreement
the Customer will provide access to representatives designated by the Lender for the purposes of reviewing licenses, approvals and authorizations where such access is applicable and available under applicable laws and regulations.

        SECTION 5.05. MAINTENANCE OF PROPERTIES. The Customer will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

        SECTION 5.06. INSURANCE.

                  (a) SATELLITE MANUFACTURER'S COVERAGE. The Customer shall use commercially reasonably efforts to cause or ensure that the Satellite Manufacturer procure at its own expense and maintain in full force and effect, at all times prior to the time when risk of loss or damage to the Satellite manufactured thereby is transferred to the Customer and XM under the Satellite Purchase Agreement, insurance in a minimum amount equal to the Minimum Insurance Threshold in accordance with the provisions of Section 25.1 of the Satellite Purchase Agreement with respect to the Satellite. The Customer shall cause the Satellite Manufacturer to deliver to the Lender copies of all suitable evidence of such insurance received by the Customer under the Satellite Purchase Agreement. In addition, the Customer shall procure at its own expense and maintain in full force and effect, at all times from and after the time when risk of loss or damage to the Satellite manufactured thereby is transferred to the Customer and XM under the Satellite Purchase Agreement, insurance with respect to the Satellite in a minimum amount equal to the Minimum Insurance Threshold.

                  (b) COMMON TERMS. The Customer shall cause the Satellite Manufacturer to name the Lender as loss payee to the extent of its interest with respect to the Satellite, as its interest may appear, in respect of the insurance policy required to be maintained pursuant to the first sentence of
Section 5.06(a). The Customer shall name the Lender as loss payee to the extent of its interest with respect to the Satellite, as its interest may appear, in respect of the insurance policy required to be maintained pursuant to the second sentence of Section 5.06(a). The policy of insurance required to be maintained pursuant to such Section covering loss of or damage to the Satellite shall provide, either as a clause in, or an endorsement to, such policies, that (i) there shall be no recourse against the Lender or any Collateral for payment of premiums or other amounts with respect thereto, and (ii) the insurers are required to provide the Lender with at least thirty (30) days (or ten (10) days in the case of nonpayment of premiums) prior written notice of cancellation or non-renewal of any policy. The policy shall, either as a clause in, or an endorsement to, such policy, waive any right of subrogation against the Insured Parties (and their respective officers, employees, agents and insurers).

                  (c) CURE. In the event the Customer fails to cause to be taken out or maintained, the full insurance coverage required by this Section 5.06, the Lender upon ten (10) days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice shall be given as soon as reasonably possible) to the Customer of any such failure, may (but shall not be obligated to) take out the required policy of insurance and pay the premiums on the same. All amounts so advanced therefor by the Lender shall be promptly reimbursed by the Customer to the Lender and the Customer shall forthwith pay such amounts to the Lender together with interest thereon at the Default Rate from the date so advanced.


                            Customer Credit Agreement

                  (d) COMMUNICATIONS. The Customer shall promptly furnish to the Lender copies of all material communications between the Customer and any of its insurers or insurance broker concerning the insurance policies required by this
Section 5.06.

                  (e) REMITTANCE OF INSURANCE PROCEEDS. If any insurance proceeds are paid to the Customer in connection with the Satellite prior to the time when risk of loss or damage to the Satellite is transferred to the Customer and XM under the Satellite Purchase Agreement, then the Customer hereby agrees that (i) such proceeds are held by the Customer in trust for the Satellite Manufacturer until remitted to the Satellite Manufacturer and (ii) the Customer will immediately remit such proceeds to the Satellite Manufacturer for allocation between the Lender, the Customer and the Satellite Manufacturer and distribution to such parties in accordance with Articles 11.3(b) and 32.4(b) of the Satellite Purchase Agreement. The Customer hereby agrees to take any and all other actions necessary to ensure that any insurance proceeds relating to the Satellite are allocated and distributed in accordance with Articles 11.3(b) and 32.4(b) of the Satellite Purchase Agreement. If any insurance proceeds are paid to the Customer in connection with the Satellite after the time when risk of loss or damage to the Satellite is transferred to the Customer and XM under the Satellite Purchase Agreement, then such proceeds shall be distributed as follows: (i) first, insurance proceeds shall be paid to the Lender in satisfaction of the aggregate amount (including principal, interest, fees and any other amounts outstanding) owed by the Customer to the Lender under this Agreement, and (ii) after all amounts owing under this Agreement shall have been indefeasibly paid in full, any remaining amounts shall be retained by the Customer. The Customer hereby agrees to take any and all other actions necessary to ensure that any insurance proceeds relating to the Satellite are allocated and distributed in accordance with this Section 5.06(e).


        SECTION 5.07. COMPLIANCE WITH LAWS. The Customer will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 5.08. PAYMENT OF OBLIGATIONS. The Customer will pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Customer or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 5.09. FURTHER ASSURANCES.

                  (a) The Customer will take such action from time to time as shall reasonably be requested by the Lender to effectuate the purposes and objectives of this Agreement.

                  (b) The Customer shall ensure that all written information, exhibits and reports furnished to the Lender do not and will not contain any untrue statement by the Customer or any Affiliate thereof of a material fact and do not and will not omit, on the part of the


                            Customer Credit Agreement

         Customer or any such Affiliate, to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Lender and correct any defect or error that may be discovered therein or in any of the Loan Documents or any of the Security Documents, or in the execution, acknowledgment or recordation thereof.

                  (c) The Customer shall as of and at all times after the date of execution of the Security Documents take or cause to be taken all action reasonably requested by the Lender to maintain and preserve the Liens of the Security Documents and the perfection and priority thereof required by the terms of this Agreement.

        SECTION 5.10. USE OF PROCEEDS. Subject to the terms and conditions hereof, the proceeds of the Loan will be used solely to pay amounts owed by the Customer pursuant to the SPA Assignment or arising as a result of the rights, duties and obligations of the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement assumed from XM under the terms of the SPA Assignment. No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until the Commitment has expired or terminated and the principal of and interest on the Loan and all fees payable hereunder have been paid in full, the Customer covenants and agrees with the Lender that:

        SECTION 6.01. FUNDAMENTAL CHANGES. Without the Lender's prior written consent, which will not be unreasonably withheld, the Customer will not and it shall ensure that XM will not:

                  (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or

                  (b) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding obsolete or worn-out property, tools or equipment no longer used or useful in its business).

        SECTION 6.02. LIENS. The Customer will not create, incur, assume or permit to exist any Lien on the Collateral, except:

                  (a)  Liens created pursuant to the Security Documents; and

                  (b)  Permitted Liens.


                            Customer Credit Agreement

        SECTION 6.03. AMENDMENT OF SATELLITE PURCHASE AGREEMENT; ASSIGNMENT OF SPA ASSIGNMENT. The Customer will not, and shall ensure that XM will not, without the Lender's prior written consent, which will not be unreasonably withheld or delayed, consent to any modification, supplement or waiver of any of the provisions of the Ground Spare Satellite Bus Provisions of the Satellite Purchase Agreement (other than an assignment to the Customer by means of the SPA Assignment). The Customer will not, and will ensure that XM will not, assign the SPA Assignment.

        SECTION 6.04. DISPOSITION OF COLLATERAL. The Customer shall not, from and after the date that any Security Document is executed, sell, assign, lease, convey, transfer or otherwise dispose of any Collateral or enter into any agreement to do any of the foregoing without the prior written consent of the Lender.

        SECTION 6.05. SUBSIDIARIES. Set forth in Schedule IV is a list of all Subsidiaries of the Customer. The Customer shall give the Lender prompt notice of the acquisition or formation of additional Subsidiaries.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

        SECTION 7.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur:

                  (a) the Customer shall fail to pay any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Customer shall fail to pay any interest on the Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Customer in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been materially inaccurate or false when made or deemed made; PROVIDED, HOWEVER, that in the case of any representation or warranty made in any report, certificate, financial statement or other document furnished to the Lender after the Effective Date shall prove to be materially inaccurate or false when made, such inaccuracy or falsity shall not constitute an Event of Default unless the Customer fails to correct or ameliorate such inaccuracy in a manner reasonably acceptable to the Lender as soon as reasonably practicable, but in any event by no later than ten (10) Business Days,


                            Customer Credit Agreement
         after (i) the Customer became aware or should have become aware of such inaccuracy or falsity or (ii) the Lender provides notice to the Customer of its discovery of such material inaccuracy or falsity;

                  (d) the Customer shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Customer's existence) or 5.06(a) or in Article VI or the Customer shall default in the performance of any of its obligations contained in Sections 3.01, 4.01, 4.02 and 4.11 of the Security Agreement; PROVIDED, HOWEVER, that the foregoing events shall not constitute an Event of Default if such events occur solely as a result of any action taken by the Lender or its representatives, and PROVIDED, FURTHER, that if the foregoing events do not result in the imposition of intervening Liens or in the filing of actions which would prejudice the Lender's position as a first priority secured creditor, such event shall not constitute an Event of Default if the Customer has restored the Lender's valid and perfected first priority Lien within ten (10) Business Days from the discovery of such event;

                  (e) the Customer shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of ten (10) or more days after notice thereof from the Lender to the Customer;

                  (f) any event of default under or with respect to any Material Indebtedness shall occur and be continuing, including the failure to make any payments when due (subject to any applicable grace periods or cure periods);

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Customer or XM or any of their respective debts, or of a substantial part of any of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or
         (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Customer or XM or for a substantial part of any of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Customer or XM shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or


                            Customer Credit Agreement
         foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Customer or XM or for a substantial part of their assets, (iv) file an answer admitting the material allegations of a petition filed against them in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) either of the Customer or XM shall admit in writing its inability, or fail generally, to pay its debts as they become due;

                  (k) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (l) a reasonable basis shall exist for the assertion against the Customer, or any predecessor in interest of the Customer, of (or there shall have been asserted against the Customer) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Customer or predecessors that, in the judgment of the Lender, are reasonably likely to be determined adversely to the Customer, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Customer but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

                  (m) either (i) the Liens created by the Security Documents shall at any time not constitute a valid and perfected first priority (subject to other Liens permitted under Section 6.02) Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Lender, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents); PROVIDED, HOWEVER, that the foregoing events shall not constitute an Event of Default if such events occur solely as a result of any action taken by the Lender or its representatives, and PROVIDED, FURTHER, that if the foregoing events do not result in the imposition of intervening Liens or in the filing of actions which would prejudice the Lender's position as a first priority secured creditor, such event shall not constitute an Event of Default if the Customer has restored the Lender's valid and perfected first priority Lien within ten (10) Business Days from the discovery of such event, or (ii) except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Customer;

                  (n)  on or after the execution of the Security Documents:

                         (i) any provision of any Security Document shall for any reason cease to be valid and binding on or enforceable against the Customer or any Affiliate


                            Customer Credit Agreement
                  thereof party thereto, if the effect thereof may materially deprive the Lender of the benefits of the Collateral taken as a whole, or the Customer shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                         (ii) any Security Document shall for any reason (other than pursuant to, or contemplated by, the terms thereof) cease to create a valid Lien in any Collateral purported to be covered thereby that is significant in value, relative value or fundamental to the operation of the Satellite, and that is not replaced with other collateral reasonably acceptable to the Lender within five (5) Business Days, or any such Lien that, pursuant to the terms hereof, is intended to constitute a perfected and first priority Lien in favor of the Lender shall for any reason cease to be a perfected and first priority Lien;

                  (o) at any time on or after the Effective Date, the Customer shall fail to obtain, renew, maintain or comply with the Government Approvals; or any Governmental Authority shall revoke, terminate, withdraw, suspend, modify, withhold or fail to renew any material Government Approval; or any Government Approval shall for whatever reason cease to be in full force and effect; or the Customer shall for any reason lose any Government Approval, the loss of which could reasonably be expected to result in a Material Adverse Effect;

                  (p) at any time on or after the Effective Date, the Customer shall fail to procure, renew or maintain, or cause to be procured, renewed or maintained, any insurance coverage required pursuant to
         Section 5.06 of this Agreement or any insurer issues any notice of avoidance or cancellation of any such coverage as a result of a breach by the Customer of the terms of any of such insurance;

                  (q) any provision of any of this Agreement or the Security Documents shall at any time for any reason cease to be valid and binding or in full force and effect after their effective date or any party thereto shall, in good faith, so assert in writing; or any provision of any of such agreements shall, in good faith, be declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto or any Governmental Authority; or any party to any of such agreements shall deny that it has any further liability or obligation under any such Loan Document; or any party to any of such agreements shall default in the observance or performance of any of the covenants or agreements contained in any of such agreements and such default is not cured within the applicable grace period (if any) contained in such agreements;

                  (r) on or after their respective effective date any provision of any of the Satellite Purchase Agreement or the SPA Assignment shall at any time for any reason cease to be valid and binding or in full force and effect or any party thereto shall so assert in writing; or any provision of any of the Satellite Purchase Agreement or the SPA Assignment shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto or any Governmental Authority; or any party to either the Satellite Purchase Agreement or the SPA Assignment shall deny that it has any further liability or obligation under either such agreement; or any party to the Satellite Purchase Agreement or the SPA Assignment shall default in the observance or performance of any of the


                            Customer Credit Agreement
         covenants or agreements contained in either such agreement and such default is not cured within the applicable grace period (if any) contained in such agreement;

                  (s) any default by XM under the Satellite Purchase Agreement (including, without limitation, Section 32.3 thereof) or by the Customer under the SPA Assignment shall have occurred and be continuing;

                  (t) the Satellite Purchase Agreement or the SPA Assignment is terminated for any reason by the Satellite Manufacturer in accordance with the terms thereof; or

Then, and in every such event (other than an event with respect to the Customer described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Customer, take either or both of the following actions, at the same or different times: declare the portion of the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Customer accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Customer; and in case of any event with respect to the Customer described in clause (h) or (i) of this Article, the Commitment shall automatically terminate and the principal of the portion of the Loan then outstanding, together with accrued interest thereon and all fees and other obligations of the Customer accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Customer.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        SECTION 8.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Customer, to it at 1500 Eckington Place, NE, Washington, D.C. 20002, Attention of Heinz Stubblefield, Senior Vice President and Chief Financial Officer, with a copy to Joseph M. Titlebaum, Senior Vice President and General Counsel (Telecopy No.
         (202) 380-4500; Telephone No. (202) 380-4000; and

                  (b) if to the Lender, to Boeing Capital Services Corporation, 500 Naches Avenue SW, Third Floor, Renton, WA 98055, Attention of Mr. Christopher M. Cook (Telecopy No. (425) 393-1002; Telephone No.
         (425) 393-0835.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other


                            Customer Credit Agreement
communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

        SECTION 8.02. WAIVERS; AMENDMENTS.

                  (a) NO DEEMED WAIVERS; REMEDIES CUMULATIVE. No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Customer therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Lender may have had notice or knowledge of such Default or Event of Default at the time.

                  (b) AMENDMENTS. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Customer and the Lender.

        SECTION 8.03. EXPENSES; INDEMNITY; DAMAGE WAIVER.

                  (a) COSTS AND EXPENSES. The Customer shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the fees, charges and disbursements of Milbank, Tweed Hadley & McCloy LLP, in connection with the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof including local counsel in relevant jurisdictions in connection with matters relating to the Security Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loan made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) all taxes, assessments and other charges and reasonable costs and expenses incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein.

                  (b) INDEMNIFICATION BY THE CUSTOMER. The Customer shall indemnify the Lender and each Related Party of the Lender (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of,


                            Customer Credit Agreement
         in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Customer or any Environmental Liability related in any way to the Customer, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the extent permitted by applicable law, the Customer shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (d) PAYMENTS. All amounts due under this Section shall be payable upon written demand therefor.

        SECTION 8.04. SUCCESSORS AND ASSIGNS.

                  (a) ASSIGNMENTS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Customer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Customer without such consent shall be null and void); PROVIDED, HOWEVER, that the Customer may assign its rights and obligations hereunder (together with its rights and obligations under the Security Documents) to a wholly owned Subsidiary of the Customer, subject to the approval (not to be unreasonably withheld) of, and in a manner satisfactory to, the Lender, and subject to the execution and delivery by the Customer of
         (i) a guarantee of such Subsidiary's obligations hereunder in form and substance satisfactory to the Lender, (ii) a pledge of the ownership interest in such Subsidiary in form and substance satisfactory to the Lender, and (iii) appropriate modifications to this Agreement, in each case as reasonably requested by the Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) ASSIGNMENT BY THE LENDER. The Lender may assign any or all of its rights, duties and obligations under this Agreement to the Satellite Manufacturer at any time


                            Customer Credit Agreement
         without the prior written consent of the Customer. The Lender may assign the Loan to any other Person with the prior written consent of the Customer, such consent not to be unreasonably withheld or delayed; PROVIDED that any consent of the Customer otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing. Upon execution and delivery by the assignee to the Customer of an instrument in writing pursuant to which such assignee agrees to become the "Lender" hereunder, and upon consent thereto by the Customer to the extent required above, the assignee shall have (unless provided in such assignment with the consent of the Customer) the obligations, rights and benefits of the Lender hereunder in respect of the Commitment and Loan theretofore held by the Lender, and the Lender shall be released from the Commitment. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (c) PARTICIPATIONS. The Lender may, without the consent of the Customer, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of the Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of the Loan); PROVIDED that (i) the Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and
         (iii) the Customer shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document. In no event shall the Lender agree with the Participant to take or refrain from taking any action under this Agreement or under any other Loan Document except that the Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Loan, (ii) extend the date fixed for the payment of principal of or interest on the Loan, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable on any amount under this Agreement, or reduce any fee or other amount payable to the Participant to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Customer to prepay the Loan, or (vi) release any portion of the Collateral or terminate any Lien under the Security Documents prior to the payment in full of the Loan and all amounts required to be paid by the Customer to the Lender under the Loan Documents except as contemplated in the Security Documents.

                  (d) LIMITATIONS ON RIGHTS OF PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under Section 2.10 or
         2.12 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Customer's prior written consent.


                            Customer Credit Agreement

        SECTION 8.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Customer herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 2.10, 2.11, 2.12 and 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

        SECTION 8.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received a counterpart hereof bearing the signature of the Customer, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        SECTION 8.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        SECTION 8.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Customer against any of and all the obligations of the Customer now or hereafter existing under this Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

        SECTION 8.09. GOVERNING LAW; JURISDICTION; ETC.

                  (a) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York.


                            Customer Credit Agreement

                  (b) SUBMISSION TO JURISDICTION. The Customer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Customer or its properties in the courts of any jurisdiction.

                  (b) WAIVER OF VENUE. The Customer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.


                            Customer Credit Agreement

        SECTION 8.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

        SECTION 8.12. TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

                  (a) TREATMENT OF CERTAIN INFORMATION. The Customer acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Customer (in connection with this Agreement or otherwise) by the Lender or by one or more subsidiaries or Affiliates of the Lender and the Customer hereby authorizes the Lender to share any information delivered to the Lender by the Customer pursuant to this Agreement, or in connection with the decision of the Lender to enter into this Agreement, to any such subsidiary or Affiliate, it being understood that any such subsidiary or Affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were the Lender hereunder. Such authorization shall survive the repayment of the Loan, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

                  (b) CONFIDENTIALITY. Each of the Customer and the Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to the Customer's and the Lender's Affiliates and to such Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors who need to know (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential),
         (ii) to the extent requested by any regulatory authority or to the extent required by applicable laws or regulations or by any subpoena or similar legal process (PROVIDED, that prompt notice of such requested or required disclosure shall be provided to any other party to this Agreement so as to enable such party to obtain a protective order, confidential treatment or other appropriate remedy), (iii) to any other party to this Agreement, (iv) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vi) with the consent of the Customer or the Lender, as the case may be, or (vii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Customer or to the Lender on a non-confidential basis from a source other than the Customer or the Lender as the case may be, PROVIDED, that such source is not known to be bound by a confidentiality arrangement or otherwise prohibited from transmitting the Information by a contractual, legal or fiduciary obligation. The Lender hereby acknowledges that it is aware of and shall comply with all applicable United States securities laws that impose restrictions upon any Person who has received material, non-public information concerning the Customer with respect to purchasing or selling securities of the Customer and prohibits such Persons from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such other Person is likely to purchase or sell securities


                            Customer Credit Agreement
         of the Customer. For the purposes of this paragraph, "INFORMATION" means all information (a) received by the Lender from the Customer relating to the Customer or its business, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Customer; and (b) received by the Customer from the Lender relating to the Lender or its business, other than such information that is available to the Customer on a non-confidential basis prior to disclosure by the Lender, PROVIDED that, in the case of information received from either party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                      XM SATELLITE RADIO HOLDINGS INC.



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                            Customer Credit Agreement

                                        BOEING CAPITAL SERVICES CORPORATION



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:



                            Customer Credit Agreement

                                                                      SCHEDULE I


                                   LITIGATION

FCC MATTERS

1.       CHALLENGE TO XM SATELLITE RADIO'S LICENSE.

         In June 1997, Primosphere, one of the two losing bidders in the Digital Audio Radio Service (DARS) auction, filed a Petition to Deny the application of XM Satellite Radio Holdings Inc. and subsidiaries (the "Company") for an FCC license. Primosphere alleges that an entity, WorldSpace, had effectively taken control of the Company without FCC approval and that WorldSpace has circumvented the FCC's application cut-off procedures. (WorldSpace is no longer a stockholder in the Company.)

         The FCC issued a decision denying Primosphere's petition. Primosphere filed an Application for Review of this decision, but the FCC has not acted on the Application for Review, which has been pending since November 1997. The FCC's order granting the Company its license remains in effect during the pendency of this Application for Review. In March 2001, Primosphere asked a federal court of appeals to mandate that the FCC act on its Application for Review.

         In December 2000, the FCC approved a transfer of control of the Company's FCC license from Motient Corporation to a diffuse group of owners, none of whom has a controlling interest in the Company. Primosphere objected to the transfer, and the FCC has conditioned its approval on the ultimate outcome of Primosphere's Application for Review, but declined to act on the Application.

         The Company believes that the award of its license will continue to be upheld. The Company of course cannot guarantee the ultimate outcome of this challenge. If this challenge is successful, the FCC could in its discretion take a range of actions, which could harm the ability of the Company to continue its satellite radio service.

2.       TERRESTRIAL REPEATERS.

         A. REPEATER RULEMAKING. The FCC is currently conducting a rulemaking proceeding to establish permanent rules for the operation of DARS terrestrial repeaters. The FCC has proposed to permit the Company to deploy these facilities. Specifically, the FCC has proposed a form of blanket licensing for terrestrial repeaters and service rules which would prohibit satellite radio licensees from using terrestrial repeaters to originate local programming or transmit signals other than those received from the satellite radio satellites.

         B. REPEATER STA. Since the FCC has not completed its rulemaking on DARS terrestrial repeaters, in September 2001, the FCC issued a decision granting the Company special temporary authority ("STA") to operate DARS terrestrial repeaters for commercial service. One party who opposed the Company's request for STA has filed an Application for Review of this


                            Customer Credit Agreement
decision asking the FCC to reverse the decision and deny the Company's STA request. This Application for Review is pending.

         Various parties, including the National Association of Broadcasters, Wireless Communications Service (WCS) licensees, Multipoint Distribution Service
(MDS) licensees, and Instructional Television Fixed Service (ITFS) licensees have asked the FCC to:

o limit the number of repeaters operating at greater than 2 kW EIRP that may be deployed;

o limit the power level of the repeaters operating at greater than 2 kW EIRP that are deployed;

o delay consideration of terrestrial repeater rules until the Company and Sirius Radio provide additional information regarding planned terrestrial repeaters;

o    require individual licensing of each terrestrial repeater; and

o impose a waiting period on the use of repeaters in order to determine if signal reception problems can be resolved through other means.

         The Company has made a proposal to the FCC to set a 40 kW limit on the power of terrestrial repeaters operating above 2 kW EIRP. The Company has also proposed to coordinate with WCS licensees in certain cases prior to operating terrestrial repeaters above 2 kW EIRP. The coordination may include providing filters in certain instances to limit the interference WCS licensees claim will result from operation of repeaters operating above 2 kW EIRP.

         The FCC may also require the Company to compensate certain MDS and ITFS customers and licensees to remedy interference caused to some of their receivers by the operation of terrestrial repeaters.

         The FCC also may adopt limits on emissions of terrestrial repeaters to protect other services using nearby frequencies. The Company believes that it will meet any reasonable non-interference standard for terrestrial repeaters, but the FCC has no specific standard at this time and the application of such limits might increase the cost of using repeaters.

         The Company is optimistic that it will be able to continue to construct and use terrestrial repeaters as needed. The development and implementation of the FCC's ultimate rules, however, might delay this process or restrict its ability to do so, which could be materially adverse to the Company.

         The Company must also coordinate its repeaters with systems operating in the same frequency bands in adjacent countries. Canada and Mexico are the countries whose radio systems are most likely to be affected by satellite radio. The United States government, which conducts the coordination process, has resolved the issue with both the Canadian and Mexican governments. As a result, the Company must coordinate certain repeaters with Canada and Mexico prior to operation.


                            Customer Credit Agreement

3.       INTEROPERABILITY

         The FCC's rules require interoperability with all licensed satellite radio systems that are operational or under construction. The FCC has conditioned the Company's license on certification that the Company's final receiver design is interoperable with the final receiver design of the other DARS licensee, Sirius Radio, which plans to use a different transmission technology than the Company plans to use. Because of uncertainty regarding the design of Sirius Radio's systems, the Company may face difficulties initially in meeting this interoperability requirement. The Company has signed an agreement with Sirius Radio to develop a unified standard for satellite radios, but it is anticipated that it will take several years to develop the technologies necessary for radios that will be capable of receiving the service of both the Company and Sirius Radio.

         The Company may not be able to meet the FCC's interoperability requirements, or may need to obtain an extension of time or modification of the interoperability requirement from the FCC. The Company and Sirius Radio have informed the FCC of the progress that has been made to date in meeting the interoperability requirement, and the Company believe that the FCC ultimately will grant the Company additional time to comply. Complying with the interoperability requirement ultimately could make radios more difficult and costly to manufacture.

4.       INTERFERENCE FROM UNLICENSED DEVICES

         A. RF LIGHTING PROCEEDING. In April 1998, the FCC proposed to establish rules for radio frequency ("RF") lighting devices that operate in a radio frequency band adjacent to the Company. The Company has opposed this proposal on the basis that the proliferation of this new kind of lighting and its proposed emission limits may interfere with the Company's operations. The Company and Sirius Radio have proposed to the FCC an emission limit for these RF lighting devices that its believes will protect DARS receivers from interference. The Company has also proposed that the FCC require existing RF lighting devices that exceed the Company's proposed limit to cease operations. While the Company's proposal is pending, these RF lighting devices may continue to be produced and used, and the FCC ultimately may not adopt the Company's proposal. This could adversely affect the Company's signal quality.

         B. UWB PROCEEDING. In May 2000, the FCC proposed to amend its rules to allow for the operation of devices incorporating ultra-wideband (UWB) technology on an unlicensed basis. The FCC has proposed to impose less stringent emissions limits for UWB devices operating above 2 GHz, where XM operates, than for such devices operating below 2 GHz. The Company has opposed this proposal on the basis that the operation of these devices may interfere with the Company's operations.

         C. SPREAD SPECTRUM RULEMAKING. In May 2001, the FCC issued a notice of proposed rulemaking seeking to facilitate the development of new unlicensed wireless devices operating in a frequency band adjacent to the Company. The Company has opposed this proposal on the basis that the operation of these devices pursuant to the FCC's current emissions limits may interfere with the Company's operations.


                            Customer Credit Agreement

OTHER MATTERS

On January 12, 1999, Sirius Radio, the other holder of an FCC satellite radio license, commenced an action against the Company in the United States District Court for the Southern District of New York, alleging that the Company was infringing or would infringe three patents assigned to Sirius Radio. In its complaint, Sirius Radio sought money damages to the extent the Company manufactured, used or sold any product or method claimed in their patents and injunctive relief. This suit was dismissed without prejudice in February 2000 in accordance with the terms of a joint development agreement between XM Satellite Radio Inc. and Sirius Radio in which both companies agreed to develop a unified standard for satellite radios and license our respective intellectual property, including the patents that were the subject of the suit, for use in this joint development. Each party is obligated to fund one half of the development cost. Each party will be entitled to license fees or a credit towards its one half of the cost based upon the validity, value, use, importance and available alternatives of the technology it contributes. The amounts for these fees or credits will be determined over time by agreement of the parties or by arbitration. The parties have yet to agree on the validity, value, use, importance, and available alternatives of their respective technology. The companies have agreed to seek arbitration to resolve issues with respect to certain existing technology. If this agreement is terminated before the value of the licenses has been determined due to the Company's failure to perform a material covenant or obligation, then this suit could be refiled.


                            Customer Credit Agreement

                                                                     SCHEDULE II


                              ENVIRONMENTAL MATTERS

None.





                            Customer Credit Agreement

                                                                    SCHEDULE III


                     QUALIFICATIONS TO FINANCIAL STATEMENTS

XM Satellite Radio Holdings Inc. and subsidiaries (the "Company") has been the subject of a "going concern" opinion of its auditors since the initial public offering in October 1999. The Company's ability to continue as a going concern is subject to significant business, economic, regulatory, technical and competitive uncertainties and contingencies. The Company plans to fund operations and capital expansion through the additional sale of debt and equity securities through public and private sources. Currently, economic uncertainties exist regarding the successful acquisition of additional debt or equity financings and the attainment of positive cash flows from the Company's service.




                            Customer Credit Agreement

                                                                     SCHEDULE IV


                                  SUBSIDIARIES

XM Satellite Radio Inc.
XM Radio Inc.
XM Orbit LLC
XM Equipment Leasing LLC
XM 1500 Eckington LLC
XM Capital Resources Inc.
XM Innovations Inc.


                            Customer Credit Agreement

                                                                       EXHIBIT A


                               NOTICE OF BORROWING

                                                                   [INSERT DATE]



To:      Boeing Capital Services Corporation
         500 Naches Avenue SW
         Third Floor
         Renton, WA  98055

This Notice of Borrowing is delivered pursuant to Section 2.01(b) of the Customer Credit Agreement dated as of December 5, 2001 (as amended, modified or supplemented and in effect from time to time, the "CUSTOMER CREDIT AGREEMENT") between XM Satellite Radio Holdings Inc., a Delaware corporation ("CUSTOMER"), and you, as Lender. Unless otherwise defined herein, capitalized terms used in this Notice of Borrowing have the meanings given to them (whether by reference to another document or otherwise) in the Customer Credit Agreement.

This Notice of Borrowing is irrevocable and constitutes a request for the Loan as follows:

1.       Aggregate amount of the Loan:  $35,000,000.

2.       Date of Loan:  December 5, 2001.

3.       Duration of the Interest Period for the Loan:  3 months

4.       Account for deposit of proceeds of the Loan:
         Account Number:  [__________________] held with [____________________].

As contemplated by the Customer Credit Agreement, the Customer certifies that, as at the date of this Notice of Borrowing and the date of the Loan (including after giving effect to the making of the Loan and the intended use thereof) that:

(a)      the representations and warranties of the Customer set out in
         Article III of the Customer Credit Agreement shall be true and correct on and as of the date of the making of the Loan; and

(b)      no Default or Event of Default shall have occurred and be continuing.

The Customer further confirms and certifies to the Lender that the proceeds of the requested Loan will be used solely for the purposes specified and permitted by the Customer Credit Agreement.


                            Customer Credit Agreement

                                       Very truly yours,

                                       XM SATELLITE RADIO HOLDINGS INC.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:






                            Customer Credit Agreement